EXCHANGE AGREEMENT


                                     Between

                         WATERFORD STERLING CORPORATION


                                       and

                           ETERNAL TECHNOLOGIES, INC.


                               Dated May 24, 2002

                                TABLE OF CONTENTS


ARTICLE I REPRESENTATIONS, COVENANTS, AND WARRANTIES OF ETERNAL TECHNOLOGIES GROUP LTD.

1.01              Organization                                                 4
1.02              Capitalization                                               5
1.03              Subsidiaries and Predecessor Corporations                    5
1.04              Financial Statements                                         5
1.05              Information                                                  6
1.06              Options and Warrants                                         6
1.07              Absence of Certain Changes or Events                         6
1.08              Title and Related Matters                                    7
1.09              Litigation and Proceedings                                   8
1.10              Contracts                                                    8
1.11              Material Contract Defaults                                   8
1.12              No Conflict With Other Instruments                           9
1.13              Governmental Authorizations                                  9
1.14              Compliance With Laws and Regulations                         9
1.15              Insurance                                                    9
1.16              Approval of Agreement                                        9
1.17              Material Transactions or Affiliations                        9
1.18              Labor Relations                                              9
1.19              Eternal Concepts Schedules                                  10
1.20              Bank Accounts; Power of Attorney                            11
1.21              Valid Obligation                                            11

ARTICLE II REPRESENTATIONS, COVENANTS, AND WARRANTIES OF WATERFORD STERLING CORPORATION

2.01              Organization                                                11
2.02              Capitalization                                              12
2.03              Subsidiaries and Predecessor Corporations                   12
2.04              Securities Filings; Financial Statements                    12
2.05              Information                                                 13
2.06              Options and Warrants                                        13
2.07              Absence of Certain Changes or Events                        13
2.08              Title and Related Matters                                   14
2.09              Litigation and Proceedings                                  15
2.10              Contracts                                                   15
2.11              Material Contract Defaults                                  16
2.12              No Conflict With Other Instruments                          16
2.13              Governmental Authorizations                                 16
2.14              Compliance With Laws and Regulations                        16
2.15              Insurance                                                   16
2.16              Approval of Agreement                                       16
2.17              Continuity of Business Enterprises                          17
2.18              Material Transactions or Affiliations                       17
2.19              Labor Relations                                             17
2.20              Waterford Schedules                                         17
2.21              Bank Accounts; Power of Attorney                            18
2.22              Valid Obligation                                            18

ARTICLE III       PLAN OF EXCHANGE

3.01              The Exchange                                                19
3.02              Anti-Dilution                                               19
3.03              Closing                                                     19
3.04              Closing Events                                              19
3.05              Termination                                                 20

ARTICLE IV        SPECIAL COVENANTS

4.01              Access to Properties and Records                            22
4.02              Delivery of Books and Records                               22
4.03              Third Party Consents and Certificates                       22
4.04              Name Change and State of Incorporation                      22
4.05              Atlantic Shareholder Meeting                                22
4.06              Consent of Digital Shareholders                             22
4.07              Designation of Directors and Officers                       22
4.08              Exclusive Dealing Rights                                    23
4.09              Actions Prior to Closing                                    23
4.10              Sales Under Rule 144 or 145, If Applicable                  25
4.11              Indemnification                                             25

ARTICLE V         CONDITIONS PRECEDENT TO OBLIGATIONS OF WATERFORD WEB
                  ADVISORS

5.01              Accuracy of Representations and Performance of Covenants    26
5.02              Officer's Certificates                                      26
5.03              No Material Adverse Change                                  26
5.04              Good Standing                                               26
5.05              Approval by Eternal Shareholders                            26
5.06              No Governmental Prohibitions                                26
5.07              Consents                                                    27
5.08              Other Items                                                 27

ARTICLE VI CONDITIONS PRECEDENT TO OBLIGATIONS OF ETERNAL TECHNOLOGIES GROUP, INC. AND THE ETERNAL SHAREHOLDERS

6.01              Accuracy of Representations and Performance of Covenants    27
6.02              Officer's Certificate                                       27
6.03              No Material Adverse Change                                  28
6.04              Good Standing                                               28
6.05              No Governmental Prohibition                                 28
6.06              Consents                                                    28
6.07              Other Items                                                 28

ARTICLE VII       MISCELLANEOUS

7.01              Brokers                                                     28
7.02              Governing Law                                               28
7.03              Notices                                                     29
7.04              Attorney's Fees                                             29
7.05              Confidentiality                                             29
7.06              Public Announcements and Filings                            30
7.07              Schedules; Knowledge                                        30
7.08              Third Party Beneficiaries                                   30
7.09              Expenses                                                    30
7.10              Entire Agreement                                            30
7.11              Survival; Termination                                       30
7.12              Counterparts                                                30
7.13              Amendment or Waiver                                         30
7.14              Best Efforts                                                31

                             EXCHANGE AGREEMENT

     THIS EXCHANGE AGREEMENT (hereinafter referred to as this "Agreement") is entered into as of this 24th day of May 2002 and updated through September 30, 2002 by and between WATERFORD STERLING CORPORATION a Nevada corporation (hereinafter referred to as ("Waterford") ETERNAL TECHNOLOGIES GROUP LTD., a British Virgin Islands corporation (hereinafter referred to as "Eternal"), upon the following premises:

                                    Premises

     WHEREAS, Waterford is a publicly held corporation organized under the laws of the State of Nevada;

     WHEREAS, Eternal Technologies is a privately held corporation organized under the laws of the British Virgin Islands;

     WHEREAS, the Board of Directors of the constituent corporations have determined that it is in the best interest of the parties that Waterford acquire 100% of the issued and outstanding securities of Eternal in exchange for the issuance of certain shares of Waterford (the "Exchange") and Eternal agreed to use its best efforts to cause its shareholders (the "Eternal Shareholders") to exchange their securities of Eternal on the terms described herein; and

     WHEREAS, Waterford and Eternal desire to set forth the terms of the Exchange, which is intended to constitute a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986.

                                    Agreement

         NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

                                    ARTICLE I

              REPRESENTATIONS, COVENANTS, AND WARRANTIES OF Eternal

         As an inducement to, and to obtain the reliance of Waterford, except as set forth on the Eternal Schedules (as hereinafter defined), Eternal represents and warrants as follows:

         Section 1.01 Organization. Eternal is a corporation duly organized, validly existing, and in good standing under the laws of the British Virgin Islands and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states or countries in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to be so qualified would not have a material adverse effect on its business. Included in the Eternal Schedules are complete and correct copies of the articles of incorporation, and bylaws of Eternal as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Eternal's Memorandum and Articles of Association. Eternal has taken all actions required by law, its articles of incorporation, or otherwise to authorize the execution and delivery of this Agreement. Eternal has full power, authority, and legal right and has taken all action required by law, its articles of incorporation, and otherwise to consummate the transactions herein contemplated.

         Section 1.02 Capitalization. The authorized capitalization of Eternal consists of 50,000 shares of common stock, $1.00 par value, of which 10,000 shares are currently issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

         Section 1.03 Subsidiaries and Predecessor Corporations. Eternal does not have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any shares of any other corporation, except as disclosed in Schedule 1.03. For purposes hereinafter, the term "Eternal" also includes those subsidiaries, if any, set forth on Schedule 1.03.

         Section 1.04      Financial Statements.
                           --------------------

                  (a) Included in the Eternal Schedules are (i)the audited balance sheets of Eternal as successor in interest as of December 31, 2000 and 2001, and the related audited statements of operations, stockholders' equity and cash flows for the two fiscal years ended December 31, 2000 and 2001 together with the notes to such statements and the opinion of Thomas Leger & Co. independent certified public accountants, with respect thereto and the unaudited balance sheets of Eternal as of June 30, 2002, and 2001 and the related statements of operations, stockholders equity and cashflows from the six months ended June 30, 2002 and 2001 together with the note to such statements.

                  (b) All such financial statements have been prepared in accordance with generally accepted accounting principles. The Eternal balance sheets present a true and fair view as of the dates of such balance sheets of the financial condition of Eternal. Eternal did not have, as of the dates of such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto, prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Eternal in accordance with generally accepted accounting principles.

                  (c) Eternal has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

                  (d) Eternal has filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

                  (e) The books and records, financial and otherwise, of Eternal are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

                  (f) All of Eternal' assets are reflected on its financial statements, and, except as set forth in the Eternal Schedules or the financial statements of Eternal or the notes thereto, Eternal has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

         Section 1.05 Information. The information concerning Eternal set forth in this Agreement and in the Eternal Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, Eternal has fully disclosed in writing to Waterford (through this Agreement or the Eternal Schedules) all information relating to matters involving Eternal or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $25,000 liability or diminution in value, (ii) have led or may lead to a competitive disadvantage on the part of Eternal or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on the transactions contemplated herein or on Eternal, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

         Section 1.06 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued Eternal common stock, except options, warrants, calls or commitments, if any, to which Eternal is not a party and by which it is not bound.

         Section 1.07 Absence of Certain Changes or Events. Except as set forth in this Agreement or the Eternal Schedules, since June 30, 2002:

                  (a) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of Eternal or
         (ii) any damage, destruction, or loss to Eternal (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Eternal;

                  (b) Eternal has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of Eternal; (iv) made any material change in its method of management, operation or accounting;
         (v) entered into any other material transaction other than sales in the ordinary course of its business; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

                  (c) Eternal has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (ii) paid or agreed to pay any material obligations or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Eternal balance sheet, and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby;
         (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $1,000); (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Eternal; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

                  (d) to the best knowledge of Eternal, Eternal has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect the business, operations, properties, assets, or condition of Eternal.

         Section 1.08 Title and Related Matters. Eternal has good and marketable title to all of its properties, inventory, interests in properties, and assets, real and personal, which are reflected in the most recent Eternal balance sheet or acquired after that date (except properties, inventory, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business) free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the Eternal Schedules. Except as set forth in the Eternal Schedules, Eternal owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with Eternal' business. Except as set forth in the Eternal Schedules, no third party has any right to, and Eternal has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, propriety techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial condition, income, or business prospects of Eternal or any material portion of its properties, assets, or rights.

         Section 1.09 Litigation and Proceedings. Except as set forth in the Eternal Schedules, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of Eternal after reasonable investigation, threatened by or against Eternal or affecting Eternal or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Eternal does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

          Section 1.10     Contracts.

                  (a) Except as included or described in the Eternal Schedules, there are no "material" contracts, agreements, franchises, license agreements, debt instruments or other commitments to which Eternal is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business (as used in this Agreement, a "material" contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement or (ii) involves aggregate obligations of at least fifty thousand dollars ($50,000));

                  (b) All contracts, agreements, franchises, license agreements, and other commitments to which Eternal is a party or by which its properties are bound and which are material to the operations of Eternal taken as a whole are valid and enforceable by Eternal in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

                  (c) Eternal is not a party to or bound by, and the properties of Eternal are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of Eternal; and

                  (d) Except as included or described in the Eternal Schedules or reflected in the most recent Eternal balance sheet, Eternal is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on 30 days, or less notice;
         (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, other than one on which Eternal is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one year or providing for payments in excess of $25,000 in the aggregate; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of Eternal.

         Section 1.11 Material Contract Defaults. Eternal is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of Eternal and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Eternal has not taken adequate steps to prevent such a default from occurring.

         Section 1.12 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute an event of default under, or terminate, accelerate or modify the terms of any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Eternal is a party or to which any of its properties or operations are subject.

         Section 1.13 Governmental Authorizations. Except as set forth in the Eternal Schedules, Eternal has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Eternal of this Agreement and the consummation by Eternal of the transactions contemplated hereby.

         Section 1.14 Compliance With Laws and Regulations. Except as set forth in the Eternal Schedules, to the best of its knowledge Eternal has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Eternal or except to the extent that noncompliance would not result in the occurrence of any material liability for Eternal.

         Section 1.15 Insurance. All of the properties of Eternal are fully insured for their full replacement cost.

         Section 1.16 Approval of Agreement. The board of directors of Eternal has authorized the execution and delivery of this Agreement by Eternal and has approved this Agreement and the transactions contemplated hereby, and will recommend to the Eternal Shareholders that the Exchange be accepted by them.

         Section 1.17 Material Transactions or Affiliations. Set forth in the Eternal Schedules is a description of every contract, agreement, or arrangement between Eternal and any predecessor and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record, or known by Eternal to own beneficially, 5% or more of the issued and outstanding common stock of Eternal and which is to be performed in whole or in part after the date hereof or which was entered into not more than three years prior to the date hereof. Except as disclosed in the Eternal Schedules or otherwise disclosed herein, no officer, director, or 5% shareholder of Eternal has, or has had since inception of Eternal, any known interest, direct or indirect, in any transaction with Eternal which was material to the business of Eternal. There are no commitments by Eternal, whether written or oral, to lend any funds, or to borrow any money from, or enter into any other transaction with, any such affiliated person.

         Section 1.18 Labor Relations. Eternal has not had work stoppage resulting from labor problems. To the knowledge of Eternal, no union or other collective bargaining organization is organizing or attempting to organize any employee of Eternal.

         Section 1.19 Eternal Schedules. Eternal has delivered to Waterford the following schedules, which are collectively referred to as the "Eternal Schedules" and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the chief executive officer of Eternal as complete, true, and correct as of the date of this Agreement in all material respects:

                  (a) a schedule containing complete and correct copies of the articles of incorporation, and bylaws of Eternal in effect as of the date of this Agreement;

                  (b) a schedule containing the financial statements of Eternal identified in paragraph 1.04(a);

                  (c) a Schedule 1.19(c) containing a list indicating the name and address of each shareholder of Eternal together with the number of shares owned by him, her or it;

                  (d) a schedule containing a description of all real property owned by Eternal, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim, or equity interest of any nature whatsoever in such real property;

                  (e) copies of all licenses, permits, and other governmental authorizations (or requests or applications therefor) pursuant to which Eternal carries on or proposes to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of Eternal);

                  (f) a schedule listing the accounts receivable and notes and other obligations receivable of Eternal as of December 31, 2001, or thereafter other than in the ordinary course of business of Eternal, indicating the debtor and amount, and classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments, which are in the aggregate material and due to or claimed by such debtor;

                  (g) a schedule listing the accounts payable and notes and other obligations payable of Eternal as of June 30, 2002, or that arose thereafter other than in the ordinary course of the business of Eternal, indicating the creditor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments, which in the aggregate are material and due to or claimed by Eternal respecting such obligations;

                  (h) a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Eternal since June 30, 2002, required to be provided pursuant to section 1.07 hereof; and

                  (i) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Eternal Schedules by Sections 1.01 through 1.18.

         Eternal shall cause the Eternal Schedules and the instruments and data delivered to Waterford hereunder to be promptly updated after the date hereof up to and including the Closing Date.

         It is understood and agreed that not all of the schedules referred to above have been completed or are available to be furnished by Eternal. Eternal shall have until December 31, 2002 to provide such schedules. If Eternal cannot or fails to do so, or if Waterford acting reasonably finds any such schedules or updates provided after the date hereof to be unacceptable according to the criteria set forth below, Waterford may terminate this Agreement by giving written notice to Eternal within five (5) days after the schedules or updates were due to be produced or were provided. For purposes of the foregoing, Waterford may consider a disclosure in the Eternal Schedules to be "unacceptable" only if that item would have a material adverse impact on the financial statements listed in Section 1.04(a), taken as a whole.

         Section 1.20 Bank Accounts; Power of Attorney. Set forth in Schedule
1.20 is a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by Eternal within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of Eternal, (b) all safe deposit [PG NUMBER]

boxes and other similar custodial arrangements maintained by Eternal within the past twelve (12) months, and (c) the names of all persons holding powers of attorney from Eternal or who are otherwise authorized to act on behalf of Eternal with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

         Section 1.21 Valid Obligation. This Agreement and all agreements and other documents executed by Eternal in connection herewith constitute the valid and binding obligation of Eternal, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.
                                   ARTICLE II

             REPRESENTATIONS, COVENANTS, AND WARRANTIES OF WATERFORD

         As an inducement to, and to obtain the reliance of Eternal and the Eternal Shareholders, except as set forth in the Waterford Schedules (as hereinafter defined), Waterford represents and warrants as follows:

         Section 2.01 Organization. Waterford is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets, to carry on its business in all material respects as it is now being conducted, and except where failure to be so qualified would not have a material adverse effect on its business, there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Waterford Schedules are complete and correct copies of the certificate of incorporation and bylaws of Waterford as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Waterford's certificate of incorporation or bylaws. Waterford has taken all action required by law, its certificate of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and Waterford has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

         Section 2.02 Capitalization. Waterford's authorized capitalization consists of 25,000,000 shares of common stock, par value $.001 of which 20,887,815 shares are issued and outstanding (the " Waterford Shares"). These shares will be reverse split so that as of the date of Closing there will be 3,481,130 shares issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

         Section 2.03 Subsidiaries and Predecessor Corporations. Waterford does not have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any shares of any other corporation, except as disclosed in Schedule 2.03. For purposes hereinafter, the term "Waterford" also includes those subsidiaries, if any, set forth on Schedule 2.03.

         Section 2.04      Securities Filings; Financial Statements.

                  (a) For at least the past twelve months Waterford has timely filed all forms, reports and documents required to be filed with the Securities and Exchange Commission, and has heretofore delivered to Eternal, in the form filed with the Commission, (i) all quarterly and annual reports on Forms 10-QSB and 10-KSB filed since December 31, 2000, (ii) all other reports filed by Waterford with the Securities and Exchange Commission since December 31, 2000 (collectively, the "SEC Reports") and (iii) all comment letters from the Securities and Exchange Commission with respect to the SEC Reports. The SEC Reports
         (i) were prepared in accordance with the requirements of the Securities Exchange Act of 1934 or the Securities Act of 1933, as appropriate, and
         (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Included in the Waterford Schedules are (i) the audited balance sheets of Waterford as of December 31, 2000 and 2001, and the related audited statements of operations, stockholders' equity and cash flows for the two fiscal years ended December 31, 2000 and December 31, 2001, together with the notes to such statements and the opinion of Mantyla McReynolds, independent certified public accountants, with respect thereto, all as set forth in the SEC Reports and also the unaudited balance sheets as of June 30, 2002 and 2001 and the related statements of operations, stockholders equity and cash flows for the six months ended June 30, 2002 and 2001 together with notes to such statements.

                  (c) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The Waterford balance sheets present fairly as of their respective dates the financial condition of Waterford. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, Waterford had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Waterford, in accordance with generally accepted accounting principles. The statements of operations, stockholders' equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

                  (d) Waterford has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

                  (e) Waterford has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.


                  (f) The books and records, financial and otherwise, of Waterford are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

                  (g) All of Waterford's assets are reflected on its financial statements, and, except as set forth in the Waterford Schedules or the financial statements of Waterford or the notes thereto, Waterford has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

         Section 2.05 Information. The information concerning Waterford set forth in this Agreement and the Waterford Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, Waterford has fully disclosed in writing to Eternal (through this Agreement or the Waterford Schedules) all information relating to matters involving Waterford or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $25,000 liability or diminution in value, (ii) have led or may lead to a competitive disadvantage on the part of Waterford or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on the transactions contemplated herein or on Waterford, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

         Section 2.06 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of Waterford.

         Section 2.07 Absence of Certain Changes or Events. Except as disclosed in Exhibit 2.07, or permitted in writing by Eternal, since the date of the most recent Waterford balance sheet:

                  (a) there has not been (i) any material adverse change in the business, operations, properties, assets or condition of Waterford or
         (ii) any damage, destruction or loss to Waterford (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of Waterford;

                  (b) Waterford has not (i) amended its certificate of incorporation or bylaws; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of Waterford; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or
         (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

                  (c) Waterford has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent Waterford balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby;
         (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Waterford; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

                  (d) to the best knowledge of Waterford, it has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of Waterford.

         Section 2.08 Title and Related Matters. Waterford has good and marketable title to all of its properties, inventory, interest in properties, and assets, real and personal, which are reflected in the most recent Waterford balance sheet or acquired after that date (except properties, inventory, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the Waterford Schedules. Except as set forth in the Waterford Schedules, Waterford owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with Waterford's business. Except as set forth in the Waterford Schedules, no third party has any right to, and Waterford has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, propriety techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial condition, income, or business prospects of Waterford or any material portion of its properties, assets, or rights.

         Section 2.09 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge Waterford after reasonable investigation, threatened by or against Waterford or affecting Waterford or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in Schedule 2.09. Waterford has no knowledge of any default on its part with respect to any judgement, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

         Section 2.10      Contracts.

                  (a) Waterford is not a party to, and its assets, products, technology and properties are not bound by, any material contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral, except as disclosed in Schedule 2.10.

                  (b) All contracts, agreements, franchises, license agreements, and other commitments to which Waterford is a party or by which its properties are bound and which are material to the operations of Waterford taken as a whole are valid and enforceable by Waterford in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

                  (c) Waterford is not a party to or bound by, and the properties of Waterford are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of Waterford; and

                  (d) Except as included or described in the Waterford Schedules or reflected in the most recent Waterford balance sheet, Waterford is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on 30 days, or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money,
         (iv) guaranty of any obligation, other than one on which Waterford is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one year or providing for payments in excess of $25,000 in the aggregate; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of Waterford.

         Section 2.11 Material Contract Defaults. Waterford is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of Waterford and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Waterford has not taken adequate steps to prevent such a default from occurring.

         Section 2.12 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Waterford is a party or to which any of its assets or operations are subject.

         Section 2.13 Governmental Authorizations. Waterford has all licenses, franchises, permits, and other governmental authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent or order of, of registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Waterford of this Agreement and the consummation by Waterford of the transactions contemplated hereby.

         Section 2.14 Compliance With Laws and Regulations. To the best of its knowledge, Waterford has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Waterford or except to the extent that noncompliance would not result in the occurrence of any material liability. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

         Section 2.15 Insurance. All of the properties of Waterford are fully insured for their full replacement cost.

         Section 2.16 Approval of Agreement. The board of directors of Waterford has authorized the execution and delivery of this Agreement by Waterford and has approved this Agreement and the transactions contemplated hereby and will recommend to its shareholders that they approve this Agreement and the transactions contemplated hereby.

         Section 2.17 Continuity of Business Enterprises. Waterford has no commitment or present intention to liquidate Eternal or sell or otherwise dispose of a material portion of Eternal' business or assets following the consummation of the transactions contemplated hereby.

         Section 2.18 Material Transactions or Affiliations. Except as disclosed herein and in the Waterford Schedules, there exists no contract, agreement or arrangement between Waterford and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by Waterford to own beneficially, 5% or more of the issued and outstanding common stock of Waterford and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, nor 5% shareholder of Waterford has, or has had since inception of Waterford, any known interest, direct or indirect, in any such transaction with Waterford which was material to the business of Waterford. Waterford has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

         Section 2.19 Labor Relations. Waterford has not had work stoppage resulting from labor problems. To the knowledge of Waterford, no union or other collective bargaining organization is organizing or attempting to organize any employee of Waterford.

         Section 2.20 Waterford Schedules. Waterford has delivered to Eternal the following schedules, which are collectively referred to as the "Waterford Schedules" and which consist of separate schedules, which are dated the date of this Agreement, all certified by the chief executive officer of Waterford to be complete, true, and accurate in all material respects as of the date of this
Agreement:

                  (a) a schedule containing complete and accurate copies of the certificate of incorporation and bylaws of Waterford as in effect as of the date of this Agreement;

                  (b) a schedule containing the financial statements of Waterford identified in paragraph 2.04(b);

                  (c) a Schedule 2.20(c) containing a list indicating the name and address of each shareholder of Waterford together with the number of shares owned by him, her or it;

                  (d) a schedule containing a description of all real property owned by Waterford, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim, or equity interest of any nature whatsoever in such real property;

                  (e) copies of all licenses, permits, and other governmental authorizations (or requests or applications therefor) pursuant to which Waterford carries on or proposes to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of Waterford);

                  (f) a schedule listing the accounts receivable and notes and other obligations receivable of Waterford as of December 31, 2001, or thereafter other than in the ordinary course of business of Waterford, indicating the debtor and amount, and classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments which are in the aggregate material and due to or claimed by such debtor;

                  (g) a schedule listing the accounts payable and notes and other obligations payable of Waterford as of December 31, 2001, or that arose thereafter other than in the ordinary course of the business of Waterford, indicating the creditor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments, which in the aggregate are material and due to or claimed by Waterford respecting such obligations;

                  (h) a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Waterford since December 31, 2001 required to be provided pursuant to section 2.07 hereof; and

                  (i) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Waterford Schedules by Sections 2.01 through 2.19.

         Waterford shall cause the Waterford Schedules and the instruments and data delivered to Eternal hereunder to be promptly updated after the date hereof up to and including the Closing Date.

         It is understood and agreed that not all of the schedules referred to above have been completed or are available to be furnished by Waterford. Waterford shall have until December 31, 2002 to provide such schedules. If Waterford cannot or fails to do so, or if Eternal acting reasonably finds any such schedules or updates provided after the date hereof to be unacceptable according to the criteria set forth below, Eternal may terminate this Agreement by giving written notice to Waterford within five (5) days after the schedules or updates were due to be produced or were provided. For purposes of the foregoing, Eternal may consider a disclosure in the Waterford Schedules to be "unacceptable" only if that item would have a material adverse impact on the financial statements listed in Section 2.04(b), taken as a whole.

         Section 2.21 Bank Accounts; Power of Attorney. Set forth in Schedule
2.21 is a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by Waterford within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of Waterford, (b) all safe deposit boxes and other similar custodial arrangements maintained by Waterford within the past twelve (12) months, and (c) the names of all persons holding powers of attorney from Waterford or who are otherwise authorized to act on behalf of Waterford with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

         Section 2.22 Valid Obligation. This Agreement and all agreements and other documents executed by Waterford in connection herewith constitute the valid and binding obligation of Waterford, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

                                   ARTICLE III

                                PLAN OF EXCHANGE

         Section 3.01 The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 3.03), each Eternal Shareholder who shall elect to accept the exchange offer described herein (the "Accepting Shareholders"), shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the number of shares of common stock of Eternal set forth on Schedule 1.19(c) attached hereto, in the aggregate constituting 100% of the issued and outstanding shares of common stock of Eternal held by each of such shareholders; the objective of such Exchange being the acquisition by Waterford of 100% of the issued and outstanding common stock of Eternal. In exchange for the transfer of such securities by the Eternal Shareholders, Waterford shall issue to the Eternal Shareholders (1) an aggregate of 22,050,000 of common stock of Waterford. At the Closing, each Eternal Shareholder shall, on surrender of his certificate or certificates representing such Eternal shares to Waterford or its registrar or transfer agent, be entitled to receive a certificate or certificates evidencing his proportionate interest in the Initial Shares. Upon consummation of the transaction contemplated herein, assuming participation by all of the Eternal Shareholders, all of the shares of capital stock of Eternal shall be held by Waterford.

         Section 3.02 Anti-Dilution. The number of shares of Waterford common stock issuable upon exchange pursuant to Section 3.01 shall be appropriately adjusted to take into account any other stock split, stock dividend, reverse stock split, recapitalization, or similar change in the Waterford common stock which may occur (i) between the date of the execution of this Agreement and the Closing Date, as to the Initial Shares, and (ii) between the date of the execution of this Agreement and the release date, as to the Additional Shares.

         Section 3.03 Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall be on a date and at such time as the parties may agree ("Closing Date") but not later than December 31, 2002, subject to the right of Waterford or Eternal to extend such Closing Date by up to an additional sixty (60) days. Such Closing shall take place at a mutually agreeable time and place.

         Section 3.04 Closing Events. At the Closing, Waterford, Eternal and each of the Accepting Shareholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby. Among other things, Waterford shall provide an opinion of counsel acceptable to Eternal as to such matters as Eternal may reasonably request, which shall include, but not be limited to, a statement, to the effect that (i) to such counsel's best knowledge, after reasonable investigation, from inception until the Closing Date, Waterford has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Waterford or except to the extent that noncompliance would not result in the occurrence of any material liability (such compliance including, but not being limited to, the filing of all reports to date with federal and state securities authorities) and

         Section 3.05      Termination.

                  (a) This Agreement may be terminated by the board of directors of either Waterford or Eternal at any time prior to the Closing Date if:

                           (i) there shall be any actual or threatened action or
                  proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgement of such board of directors, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the Exchange; or

                           (ii) any of the transactions contemplated hereby are
                  disapproved by any regulatory authority whose approval is required to consummate such transactions (which does not include the Securities and Exchange Commission) or in the judgement of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the Exchange.

         In the event of termination pursuant to this paragraph (a) of Section 3.05, no obligation, right or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated in accordance with the Expense Sharing Agreement attached hereto as Exhibit "B".

                  (b) This Agreement may be terminated by the board of directors of Waterford at any time prior to the Closing Date if:

                           (i) there shall have been any change after the date
                  of the latest balance sheet of Eternal in the assets, properties, business, or financial condition of Eternal, which could have a materially adverse effect on the financial statements of Eternal listed in Section 1.04(a) taken as a whole, except any changes disclosed in the Eternal Schedules;

                           (ii) the board of directors of Waterford determines
                  in good faith that one or more of Waterford's conditions to Closing has not occurred, through no fault of Waterford.

                           (iii) Waterford takes the termination action
                  specified in Section 1.18 as a result of Eternal Schedules or updates thereto which Waterford finds unacceptable;

                           (iv) on or before October 15, 2002, Waterford
                  notifies Eternal that Waterford's investigation pursuant to
                  Section 4.01 below has uncovered information which it finds unacceptable by the same criteria set forth in Section 1.19; or

                           (v) Eternal shall fail to comply in any material
                  respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Eternal contained herein shall be inaccurate in any material respect, where such noncompliance or inaccuracy has not been cured within ten (10) days after written notice thereof.

         If this Agreement is terminated pursuant to this paragraph (b) of
         Section 3.05, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder, except that Eternal shall bear its own costs as well as the reasonable costs of Waterford in connection with the negotiation, preparation, and execution of this Agreement and qualifying the offer and sale of securities to be issued in the Exchange under the registration requirements, or exemption from the registration requirements, of state and federal securities laws.

                  (c) This Agreement may be terminated by the board of directors of Eternal at any time prior to the Closing Date if:

                           (i) there shall have been any change after the date
                  of the latest balance sheet of Waterford in the assets, properties, business or financial condition of Waterford, which could have a material adverse effect on the financial statements of Waterford listed in Section 2.04(b) taken as a whole,except any changes disclosed in the Waterford Schedules;

                           (ii) the board of directors of Eternal determines in good faith that one or more of Eternal' conditions to Closing has not occurred, through no fault of Eternal;


                           (iii) Eternal takes the termination action specified
                  in Section 2.20 as a result of Waterford Schedules or updates thereto which Eternal finds unacceptable;

                           (iv) on or before October 15, 2002 Eternal notifies
                  Waterford that Eternal' investigation pursuant to Section 4.01 below has uncovered information which it finds unacceptable by the same criteria set forth in Section 2.20; or

                           (v) Waterford shall fail to comply in any material
                  respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Waterford contained herein shall be inaccurate in any material respect, where such noncompliance or inaccuracy has not been cured within ten (10) days after written notice thereof.

         If this Agreement is terminated pursuant to this paragraph (c) of
         Section 3.05, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder, except that Waterford shall bear its own costs as well as the reasonable costs of Eternal and its principal shareholders incurred in connection with the negotiation, preparation and execution of this Agreement.

                                   ARTICLE IV

                                SPECIAL COVENANTS

         Section 4.01 Access to Properties and Records. Waterford and Eternal will each afford to the officers and authorized representatives of the other full access to the properties, books and records of Waterford or Eternal, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Waterford or Eternal, as the case may be, as the other shall from time to time reasonably request. Without limiting the foregoing, as soon as practicable after the end of each fiscal quarter (and in any event through the last fiscal quarter prior to the Closing Date), each party shall provide the other with quarterly internally prepared and unaudited financial statements.

         Section 4.02 Delivery of Books and Records. At the Closing, Eternal shall deliver to Waterford the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of Eternal now in the possession of Eternal or its representatives.

         Section 4.03 Third Party Consents and Certificates. Waterford and Eternal agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

         Section 4.04 Name Change & State of Incorporation. At or prior to the Closing Date, Waterford's Board of Directors shall have approved an amendment to the certificate of incorporation to change the name of Waterford to "BIOENGINEERING , INC." and to change the state of incorporation from Utah to Nevada. Such amendment shall be carried out promptly upon approval of the same by the shareholders of Waterford.

         Section 4.05 Waterford Shareholder Meeting. Waterford shall call a special shareholders meeting to be held on or prior to the Closing Date at which meeting the shareholders of Waterford shall be requested to approve, and Waterford's Board of Directors shall recommend approval of, the terms of this Agreement, including the name change and the change in the state of incorporation described in Section 4.04 and such other matters as shall require shareholder approval hereunder.

         Section 4.06 Consent of Eternal Shareholders. Eternal shall use its best efforts to obtain the consent of all Eternal Shareholders to participate in the Exchange.

         Section 4.07 Designation of Directors and Officers. On or before the Closing Date, Waterford shall increase its board of directors to six(6) persons. Messrs. Jijun Wu, Dr. Thomas E. Wagner, Jiansheng Wei, Shien Zhu and Jones Q. Wong, shall be designated as additional board members at the Closing. The existing officer(s) and directors of Waterford shall submit their resignation.

         Section 4.08 The Exclusive Dealing Rights. Until 5:00 P.M. Eastern Daylight Time on October 15, 2002.

                  (a) In recognition of the substantial time and effort which Waterford has spent and will continue to spend in investigating Eternal and its business and in addressing the matters related to the transactions contemplated herein, each of which may preempt or delay other management activities, neither Eternal, nor any of its officers, employees, representatives or agents will directly or indirectly solicit or initiate any discussions or negotiations with, or, except where required by fiduciary obligations under applicable law as advised by counsel, participate in any negotiations with or provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort or attempt by, any corporation, partnership, person or other entity or group (other than Waterford and its directors, officers, employees, representatives and agents) concerning any merger, sale of substantial assets, sale of shares of capital stock, (including without limitation, any public or private offering of the common stock of Eternal) or similar transactions involving Eternal (all such transactions being referred to as "Eternal Acquisition Transactions"). If Eternal receives any proposal with respect to a Eternal Acquisition Transaction, it will immediately communicate to Waterford the fact that it has received such proposal and the principal terms thereof.

                  (b) In recognition of the substantial time and effort which Eternal has spent and will continue to spend in investigating Waterford and its business and in addressing the matters related to the transactions contemplated herein, each of which may preempt or delay other management activities, neither Waterford, nor any of its officers, employees, representatives or agents will directly or indirectly solicit or initiate any discussions or negotiations with, or, except where required by fiduciary obligations under applicable law as advised by counsel, participate in any negotiations with or provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort or attempt by, any corporation, partnership, person or other entity or group (other than Eternal and its directors, officers, employees, representatives and agents) concerning any merger, sale of substantial assets, sale of shares of capital stock, (including without limitation, any public or private offering of the common stock of Waterford or similar transactions involving Waterford (all such transactions being referred to as "Waterford Acquisition Transactions"). If Waterford receives any proposal with respect to a Waterford Acquisition Transaction, it will immediately communicate to Eternal the fact that it has received such proposal and the principal terms thereof.

         Section 4.09      Actions Prior to Closing.

                  (a) From and after the date of this Agreement until the Closing Date and except as set forth in the Waterford Schedules or Eternal Schedules or as permitted or contemplated by this Agreement, Waterford (subject to paragraph (d) below) and Eternal respectively, will each:

     (i) carry on its business in substantially the same manner as it has heretofore;

     (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

     (iii)maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

     (iv) perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

     (v)  use  its  best   efforts  to  maintain   and   preserve  its  business
          organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

     (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

     (b) From and after the date of this Agreement until the Closing Date, neither Waterford nor Eternal will:

     (i) make any changes in their articles or certificate of incorporation or bylaws;

     (ii) take any action described in Section 1.07 in the case of Eternal, or in Section 2.07, in the case of Waterford (all except as permitted therein or as disclosed in the applicable party's schedules);

     (iii)enter into or amend any contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services; or

     (iv) sell any assets or discontinue any operations (other than the Divestiture), sell any shares of capital stock or conduct any similar transactions other than in the ordinary course of business.

     (C) In light of the fact that Eternal' shareholders will control Waterford as a result of the Exchange, from and after the date of this Agreement until the Closing Date, Waterford shall take no action which is material to its business without the prior written approval of Eternal, which Eternal may give or withhold in its sole discretion after consultation with Waterford.

         Section 4.10      Sales Under Rule 144 or 145,If Applicable.

                  (a) Waterford will use its best efforts to at all times comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including timely filing of all periodic reports required under the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

                  (b) Upon being informed in writing by any such person holding restricted stock of Waterford that such person intends to sell any shares under Rule 144, Rule 145 or Regulation S promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), Waterford will certify in writing to such person that it has filed all of the reports required to be filed by it under the Exchange Act to enable such person to sell such person's restricted stock under Rule 144, 145 or Regulation S, as may be applicable in the circumstances, or will inform such person in writing that it has not filed any such report or reports.

                  (c) If any certificate representing any such restricted stock is presented to Waterford's transfer agent for registration of transfer in connection with any sale theretofore made under Rule 144, 145 or Regulation S, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to Waterford and its counsel that the stock transfer has complied with the requirements of Rule 144, 145 or Regulation S, as the case may be, Waterford will promptly instruct its transfer agent to register such shares and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144, 145 or Regulation S, as the case may be, free of any stop transfer order or restrictive legend. The provisions of this Section 4.11 shall survive the Closing and the consummation of the transactions contemplated by this Agreement.

         Section 4.11      Indemnification.

                  (a) Eternal hereby agrees to indemnify Waterford and each of the officers, agents and directors of Waterford as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under
         Article I of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

                  (b) Waterford hereby agrees to indemnify Eternal and each of the officers, agents, and directors of Eternal and each of the Eternal Shareholders as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

                                    ARTICLE V

                CONDITIONS PRECEDENT TO OBLIGATIONS OF WATERFORD

         The obligations of Waterford under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

         Section 5.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by Eternal in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). Eternal shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Eternal prior to or at the Closing. Waterford shall be furnished with a certificate, signed by a duly authorized executive officer of Eternal and dated the Closing Date, to the foregoing effect.

         Section 5.02 Officer's Certificate. Waterford shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Eternal to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of Eternal threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the Eternal Schedules, by or against Eternal, which might result in any material adverse change in any of the assets, properties, business, or operations of Eternal.

         Section 5.03 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any change in the financial condition, business, or operations of Eternal nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable using the criteria set forth in Section 1.19.

         Section 5.04 Good Standing. Waterford shall have received a certificate of good standing from the British Virgin Islands, dated as of a date within ten days prior to the Closing Date certifying that Eternal is in good standing as a corporation in the British Virgin Islands.

         Section 5.05 Approval by Eternal Shareholders. The Exchange shall have been approved, and shares delivered in accordance with Section 3.01, by the holders of not less than ninety percent (90%) of the outstanding common stock of Eternal, unless a lesser number is agreed to by Waterford.

         Section 5.06 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

         Section 5.07 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Waterford and Eternal after the Closing Date on the basis as presently operated shall have been obtained.

         Section 5.08      Other Items.

                  (a) Waterford shall have received a list of Eternal' shareholders containing the name, address, and number of shares held by each Eternal shareholder as of the date of Closing, certified by an executive officer of Eternal as being true, complete and accurate; and

                  (b) Waterford shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as Waterford may reasonably request.

                                   ARTICLE VI

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF ETERNAL
                          AND THE ETERNAL SHAREHOLDERS

         The obligations of Eternal and the Eternal Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

         Section 6.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by Waterford in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. Additionally, Waterford shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Waterford and shall have satisfied the conditions described below prior to or at the Closing:

                  (a) Immediately prior to the Closing, Waterford shall have no more than an aggregate of 3,481,130 shares of common stock issued and outstanding.

                  (b) The shareholders of Waterford shall have approved the Exchange and the related transactions described herein and the related name change.

Eternal shall have been furnished with certificates, signed by duly authorized executive officers of Waterford and dated the Closing Date, to the foregoing effect.

         Section 6.02 Officer's Certificate. Eternal shall have been furnished with certificates dated the Closing Date and signed by duly authorized executive officers of Waterford, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of Waterford threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Waterford Schedules, by or against Waterford, which might result in any material adverse change in any of the assets, properties or operations of Waterford.

         Section 6.03 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any change in the financial condition, business or operations of Waterford nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable using the criteria set forth in Section 2.20.

         Section 6.04 Good Standing. Eternal shall have received a certificate of good standing from the Secretary of State of the State of Nevada or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that Waterford is in good standing as a corporation in the State of Utah and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

         Section 6.05 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

         Section 6.06 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Waterford and Eternal after the Closing Date on the basis as presently operated shall have been obtained.

         Section 6.07 Other Items. Eternal shall have received further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as Eternal may reasonably request.

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.01 Brokers. Waterford and Eternal agree that, except as set out on Schedule 7.01 attached hereto, there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. Waterford and Eternal each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder's fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

         Section 7.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Nevada without giving effect to principles of conflicts of law thereunder. Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States, (b) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

         Section 7.03 Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

         If to Waterford, to:     WATERFORD STERLING CORPORATION
                                  201 S. Knowles Avenue
                                  Winter Park, FL 32789

         With copies to:

         If to Eternal, to:       ETERNAL TECHNOLOGIES GROUP LTD.
                                  1808-1802 Evening Newspaper Mansion,
                                  358 Nanjing Road, Tianjin P.R.C.


         With copies to:          Vanderkam & Sanders
                                  440 Louisiana, #475
                                  Houston, Texas 77002

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

         Section 7.04 Attorney's Fees. In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgement rendered therein.

         Section 7.05 Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

         Section 7.06 Public Announcements and Filings. Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

         Section 7.07 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

         Section 7.08 Third Party Beneficiaries. This contract is strictly between Waterford and Eternal, and, except as specifically provided, no director, officer, stockholder (other than the Eternal Shareholders), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

         Section 7.09 Expenses. Subject to Sections 3.05 and 7.04 above, whether or not the Exchange is consummated, each of Waterford and Eternal will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

         Section 7.10 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

         Section 7.11 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years.

         Section 7.12 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

         Section 7.13 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

         Section 7.14 Best Efforts. Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

         IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

ATTEST:                                   WATERFORD STERLING CORPORATION

                                          BY:
--------------------------------          --------------------------------------
Secretary or Assistant Secretary          President


ATTEST:                                   ETERNAL TECHNOLOGIES GROUP LTD.


BY:____________________
Secretary or Assistant Secretary          President

         The undersigned shareholders of ETERNAL TECHNOLOGIES GROUP LTD. hereby agree to participate in the Exchange on the terms set forth above. Subject to
Section 7.11 above, each of the undersigned hereby represents and affirms that he has read each of the representations and warranties of ETERNAL TECHNOLOGIES GROUP LTD. set out in Article I hereof and that, to the best of his knowledge, all of such representations and warranties are true and correct.



                                           __________________, individually



                                           __________________, individually



                                           __________________, individually